EXHIBIT 4.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-298326 on Form S-6 of our report dated September 16, 2026, relating to the Statement of Financial Condition, including the portfolio of investments, of Morgan Stanley Portfolios, Series 91, comprising Uncommon Values Trust, 2026 Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York

September 16, 2026